Exhibit 99.2

Product and Segment Revenues
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Product Revenues:
Carrier Systems	$108,731	$90,056	$427,850	$399,646
Business Networking	41,203	32,972	168,871	149,304
Loop Access	9,160	16,728	45,023	71,664
Total	$159,094	$139,756	$641,744	$620,614

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$88,566	$70,088	$340,560	$320,076
Optical (included in Carrier Systems)	14,115	12,337	55,615	51,755
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	40,259	31,638	164,422	142,958
Total Core Products	142,940	114,063	560,597	514,789
Percentage of Total Revenue	90%	82%	87%	83%

HDSL (does not include T1) (included in Loop Access)	8,483	15,624	41,666	66,974
Other Products (excluding HDSL)	7,671	10,069	39,481	38,851
Total Legacy Products	16,154	25,693	81,147	105,825
Percentage of Total Revenue	10%	18%	13%	17%

Total	$159,094	$139,756	$641,744	$620,614

Segment Revenues:
Carrier Networks	$126,235	$110,793	$500,733	$492,096
Enterprise Networks	32,859	28,963	141,011	128,518
Total	$159,094	$139,756	$641,744	$620,614

Sales by Geographic Region:
United States	$107,177	$110,565	$455,996	$470,369
International	51,917	29,191	185,748	150,245
Total	$159,094	$139,756	$641,744	$620,614